UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 16, 2010, Flowserve Corporation, a New York corporation (the “Company”), issued a press release announcing the Company’s acquisition of Valbart Srl, a privately owned Italian manufacturer of trunnion-mounted ball valves used primarily in the oil and gas industry. Valbart was acquired in a cash transaction valued at approximately €156 million, which value includes approximately €25 million of existing Valbart net debt that was repaid at closing. The Company funded the transaction proceeds with cash on hand. The other terms of the acquisition have not been disclosed.
     Valbart, formed in 2003 and headquartered in Mezzago, Italy, specializes in the design, development and manufacture of a comprehensive range of API 6A and API 6D trunnion-mounted ball valves in split-body, all-welded and top-entry configurations, which are predominantly used in upstream and midstream oil and gas applications.
     A copy of the press release referenced above is included with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: July 16, 2010	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 16, 2010.